UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 6, 2019

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number),

20-3866475

(I.R.S. Employer Identification No.)

120 Rue Beauregard, Suite 206, Louisiana 70508

(Address of principal executive offices) (Zip Code)

(337) 269-5933

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

On February 6, 2019, RedHawk Holdings Corp. (the “Company”) agreed to the terms of a settlement of a lawsuit, RedHawk Holdings Corp., et.al. v. Daniel J. Schreiber and Schreiber Living Trust – DTD 02/08/95, filed in the United States District Court, Eastern District of Louisiana (Case 2:15-cv-00819), filed on or about January 31, 2017. The settlement, which is subject to final documentation and other terms and conditions, provides for the transfer of approximately 52.4 million shares of the Company’s common stock currently held by the Schreiber Living Trust – DTD 02/08/95 to the Company in exchange for the payment of $250,000 at closing, a $200,000 promissory note payable 18 months after closing, and a $200,000 promissory note payable 30 months after closing (collectively referred to herein as the “Promissory Notes”) and the dismissal of all claims and counter-claims against the parties in the suit. The Promissory Notes are secured with certain assets of an officer and director of the Company and at any time within 180 days after closing, the Promissory Notes can be paid in their entirety for $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019	RedHawk Holdings Corp.
	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer